UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 20, 2014, EnerNOC, Inc. (the “Company”) entered into a transaction to acquire a provider of energy intelligence software. As partial consideration for the acquisition, the Company will issue up to 588,235 shares of its common stock, $0.001 par value per share, to the target company’s stockholders upon the closing of the transaction. In addition, up to an additional 705,882 shares of the Company’s common stock may be issued to the target company’s stockholders if and to the extent that certain earn-out provisions are met. No portion of the earn-out provisions is guaranteed and there may ultimately be no shares of the Company’s common stock issued pursuant to such provisions. The transaction is subject to customary closing conditions.

The Company anticipates that the proposed issuance of its common stock under the transaction documents will be exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”), based upon representations that the Company has obtained, or will obtain prior to issuance, from each target company stockholder receiving such shares that, among other things, the target company stockholder is either (a) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or (b) not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: November 26, 2014	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Operating Officer & Chief Financial Officer (Principal Financial Officer)